EXHIBIT 1.1(C)

                             Pricing Agreement


Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
J.P. Morgan Securities Inc.
PaineWebber Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
As Representatives of the several
  Underwriters named in Schedule I hereto, c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
    World Financial Center
    North Tower
    250 Vesey Street
    New York, New York 10281


                                            May 14, 1997


Ladies and Gentlemen:

               Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 14, 1997 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities as specified in Schedule I hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to
Section 11 of the Underwriting Agreement and the address of the Representatives referred to in such Section 11 are set forth at the end of
Schedule I hereto.

               An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated
Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

               Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Corporation agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

               This Pricing Agreement may be executed in counterparts, and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

               If the foregoing is in accordance with your understanding, please sign and return to us one for the Corporation and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Corporation. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Corporation for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                    Very truly yours,

                                    Norfolk Southern Corporation


                                    By:   /s/ William J. Romig
                                       Name:  William J. Romig
                                       Title: Vice President and
                                              Treasurer

Accepted as of the date hereof:

Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
J.P. Morgan Securities Inc.
PaineWebber Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation

By:   Merrill Lynch & Co.
        Merrill Lynch, Pierce, Fenner & Smith
          Incorporated

        By:  /s/ William S. Susman
           Name:  William S. Susman
           Title: Vice President

For themselves and as Representatives of the several
Underwriters named in Schedule I hereto


                                                                 Schedule I


                                                     Principal Amount of Notes(1) to be Purchased
                                              -----------------------------------------------------------

                                                2001 Notes      2007 Notes    2027 Notes     2097 Notes
                                              --------------  -------------  ------------   ------------

Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated..............  $ 76,000,000   $285,000,000   $304,000,000   $133,000,000

J.P. Morgan Securities Inc..................    76,000,000    285,000,000    304,000,000   133,000,000

PaineWebber Incorporated....................    32,000,000    120,000,000   128,000,000      56,000,000

Donaldson, Lufkin, Jenrette Securities
                  Corporation...............    16,000,000     60,000,000     64,000,000     28,000,000

                                              ------------   ------------   ------------  -------------
        Total...............................  $200,000,000   $750,000,000   $800,000,000   $350,000,000


------------

1 The Notes are to be issued pursuant to the Indenture, dated January 15, 1991 (the "Base Indenture"), between the Corporation and Morgan Guaranty Trust Company of New York and the First Supplemental Indenture, dated May 19, 1997 (together with the Base Indenture, the "Indenture"), between the Corporation and the First Trust of New York, National Association.